EXHIBIT 10.51
ITT CORPORATION
DEFERRED COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
SUBSEQUENT ELECTION FORM
Please read carefully before completing:
•	Complete this form and return to: Attention: Vivian Houchens, The Newport Group, 3957 Westerre Parkway, Suite 401, Richmond, VA 23233, and retain a duplicate copy for your records.

•	The Newport Group must receive your signed completed form before [insert date that is 12 months prior to the Director’s Specified Distribution Date] for your subsequent election to be effective.
SECTION 1 – DIRECTOR INFORMATION

Last Name	First Name	MI	Social Security Number

Mailing Address			Daytime Telephone

This Subsequent Election Form relates to changing the Specified Distribution Date for certain amounts deferred while a non-employee director of ITT Corporation (the “Company”) pursuant to the ITT Corporation Deferred Compensation Plan for Non-Employee Directors (the “Plan”). I understand that any capitalized terms used in this Subsequent Election Form, if not otherwise defined herein, will have the same meanings as provided in the Plan.
SECTION 2 – CHANGE OF SPECIFIED DISTRIBUTION DATE
The Specified Distribution Date is the date amounts allocated to your In-Service Subaccount under the Plan will be distributed unless you retire or die before the Specified Distribution Date. (Amounts in your In-Service Subaccount are distributed as a lump sum upon the earliest of your Specified Distribution Date, your Retirement or your death.) This Subsequent Election Form is used to change your Specified Distribution Date. Your Specified Distribution Date for your In-Service Subaccount was previously specified by you on a Deferral Election Form.
Your Current Specified Distribution Date is:
[insert Director’s Specified Distribution Date]
I hereby specify the following date as my new Specified Distribution Date under the Plan:
(date specified must be on or after [insert 5th anniversary of Director’s Specified Distribution Date]):
                     /                      /                      (day/month/year)
SECTION 3 – ACKNOWLEDGEMENT AND AUTHORIZATION
I acknowledge and agree that I have received and reviewed a copy of the Plan.
I understand and agree to the following:
1)	To be effective, this Subsequent Election Form must be delivered to The Newport Group prior to [insert date that is 12 months prior to the Director’s Specified Distribution Date] (the “Election Deadline”).

2)	I may revoke this Subsequent Election Form and/or file another Subsequent Election Form that will supersede this Subsequent Election Form at any time prior to the Election Deadline.

4)	Once the Election Deadline occurs, any further changes I wish to make (after the Election Deadline) to my Specified Distribution Date will be subject to the conditions set forth in Section 5.01(c) of the Plan and Section 409A of the Code relating to subsequent elections. These conditions require that any such future subsequent elections (i) be made not less than 12 months before the Specified Distribution Date then in effect and not take effect until at least 12 months after the date on which the subsequent election is made and (ii) provide for an additional deferral of not less than 5 years from the Specified Distribution Date then in effect.

5)	Once the Election Deadline occurs, the Specified Distribution Date I have selected will be the Specified Distribution Date for all amounts in my In-Service Subaccount as of the Specified Distribution Date, whether such amounts were allocated to my In-Service Subaccount before and after I made this election.
I have read and understand this Subsequent Election Form and hereby authorize the Company to take all actions indicated on this form.

Date	Director’s Signature